Escrow Agreement

This Amended and Restated Escrow Agreement (the "Agreement") is entered into on this 15th day of March, 2006, between Zion Oil & Gas, Inc, a Delaware Corporation with offices at 6510 Abrams Road, #300, Dallas, TX 75231 and whose Federal T.I.N. is 20-0065053 (hereinafter called the "Sponsor") and Sterling Trust Company, a Texas trust company, with offices at 7901 Fish Pond Road, Waco, Texas 76710 (hereinafter called the "Escrow Agent").

Recitals

WHEREAS, pursuant to the terms of the offering described in Sponsor's Preliminary Prospectus dated January 25, 2006 (the "Offering"), the Sponsor desires to establish an escrow account (the "Escrow Account") for the deposit and disbursement of investment monies received from investors in the Offering (as defined in Paragraph 3 below);

WHEREAS, the Escrow Agent is duly licensed in the State of Texas to act and is willing to act as an escrow agent upon the terms and conditions hereinafter set forth; and

WHEREAS, the parties to this Agreement covenant and agree with each other as follows:

  Appointment of Escrow Agent: The Escrow Agent is hereby appointed depository with respect to the Offering (as defined in Paragraph 3 below) pursuant to the terms and conditions of this Agreement. The Escrow Agent hereby represents and warrants to the Company that it is a "Bank" as such term is defined by Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Act").

  Deposit with Escrow Agent: The Escrow Agent agrees to accept and hold, from time to time, funds that shall be delivered to the Escrow Agent. The Escrow Agent shall place the escrow deposits in an interest-bearing account captioned "Sterling Trust Company, Escrow Agent fbo Zion Oil Subscribers" and will hold the funds for safekeeping. All checks delivered to the Escrow Agent shall be made payable to "Sterling Trust Company, Escrow Agent fbo Zion Oil Subscribers." Subscribers' checks will be transmitted to the Escrow Agent by noon of the next business day after receipt by broker/dealers. The funds will be held along with other escrow funds and the Escrow Agent will be responsible for subaccounting each account balance and the interest earned thereon. The Escrow Agent agrees that it shall only deposit into the Escrow Account checks made payable to the Escrow Agent and will promptly return any check which it receives which is not made payable to the Escrow Agent to the Sponsor.

  Each escrow deposit will be accompanied by a list provided by the Sponsor which specifies the name and address of the investor and the date and amount of each subscription in the Offering, and shall include a copy of the investor's completed subscription agreement which shall include investor's completed Certification of Taxpayer Identification Number as a substitute for IRS Form W-9 relating to U.S. residents and for IRS Form W-8Ben relating to non-U.S. residents . Funds received from persons purchasing subscriptions in the Offering shall be recorded on the books and records of Sterling Trust Company Escrow Account FBO (name of investor).

  The Offering: The Sponsor is offering to investors up to 20,000 units, at $700 per unit (the "Offering"), all as more fully described in the Prospectus.

  Subscriptions for a minimum of $2,450,000 (the "Minimum Subscription"), or 3,500 units, must be accepted by the Sponsor in order for the Sponsor to accept any subscription, and prior to accepting subscriptions, the Sponsor may withdraw the Offering in its sole discretion for any reason whatsoever. The minimum subscription amount per investor which will be accepted by Sponsor will be $700, or one unit.

  The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

  Duration of Escrow Account and Disbursement of Funds: Escrow Agent shall hold the funds in the Escrow Account until the first to occur of the following events, and upon such occurrence, the Escrow Agent shall deliver the funds as follows:

    In the event the Minimum Subscription is not met by the Termination Date (as such term is defined in the Prospectus), the Escrow Agent will refund to the individual investors on record any amounts on deposit along with accrued interest thereon.

    In the event the Minimum Subscription is successful (as evidenced by a written certificate from a duly authorized signatory), all subscription monies in the Escrow Account plus interest thereon will be released to, and in the name of, the Sponsor as directed in the written certificate on an initial closing date specified in writing by the Sponsor. Thereafter, all funds deposited in the Escrow Account and interest thereon will be released to the Sponsor as Subscription Agreements are accepted by the Sponsor.

  Collection Procedure: The Escrow Agent shall be under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent. The Escrow Agent is hereby authorized to forward each check for collection and upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may at its discretion telephone the bank on which the check is drawn to confirm that the check has been paid. The Escrow Agent will not be accountable for the proceeds of any such item until the proceeds are received by the Escrow Agent in final collected funds. Escrow Agent shall promptly return any check or instrument received from the Sponsor or agent of the Sponsor upon which payment is refused, together with the related documents which were delivered to Escrow Agent. In such cases, the Escrow Agent will promptly notify the Sponsor of such return.

  If the Sponsor rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Sponsor rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

  If Escrow Agent has disbursed funds to Sponsor and subsequently subscriber's check is returned for any reason, the Sponsor shall become responsible for reimbursing the Escrow Agent. Upon receipt of reimbursement funds, Escrow Agent will return subscriber's check to Sponsor.

  Investment of Escrow Amount: The Escrow Agent may invest the Escrow Amount only in such accounts or investments as detailed in this Paragraph 6. The Escrowed Funds shall be invested by the Escrow Agent in accordance with the signed, written instructions of the CEO, the President, any executive vice-president or the Sr. Vice President of Finance of the Company (the "Authorized Officers"). In the absence of written instructions from the above-named party, the Escrow Agent shall invest the Escrowed Funds in the money market funds customarily utilized by the Escrow Agent's escrow department in the ordinary course of its escrow agent duties, provided however, that escrowed funds will be invested only in investments permissible under SEC rule 15c2-4. In investing the Escrowed Funds, the Escrow Agent shall rely upon the written instructions of an Authorized Officer and the Escrow Agent shall be and hereby is relieved of all liability with respect to making, holding, redeeming or selling such investments in accordance with such instructions.

  Liability of Escrow Agent: The duties and obligations of the Escrow Agent pursuant to this Agreement will be determined solely by the express provisions of this Agreement and the laws of the State of Texas. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or depositing it. The Escrow Agent shall have no implied duties or obligations to determine or inquire into the happening or occurrence of any event or contingency, or the performance or failure of performance of any of the parties to this Agreement, except as set forth in Paragraph 4 of this Agreement. The Escrow Agent's sole duty pursuant to this Agreement shall be to safeguard the deposited funds in the Escrow Account and to dispose and deliver the same in accordance with the instruction given to the Escrow Agent in accordance with Paragraph 4 of this Agreement. In the event that the Escrow Agent is called upon by the terms of this Agreement to determine the occurrence of any event or contingency, the Escrow Agent shall be obligated in making such determination, only to exercise reasonable care and diligence as a fiduciary of the funds. The Escrow Agent shall be liable for anything which it may do or refrain from doing only if its conduct represents misconduct or negligence in light of all the circumstances surrounding such actions taking into consideration the time and facilities available to the Escrow Agent in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Escrow Agent may request from any of the parties hereto, or any other person, such reasonable additional evidence as the Escrow Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and in this connection, may inquire and consult with any of the parties to this Agreement. The Escrow Agent shall not be liable for any damages resulting from its delay in acting hereunder pending its examination of the additional evidence that has been requested by the Escrow Agent. In the event that the Escrow Agent is required to take certain action upon the occurrence of any event or contingency, the time prescribed for action by the Escrow Agent shall, in all cases, be reasonable time after written notice to the Escrow Agent of the occurrence of such event or contingency. In the event the Escrow Agent becomes involved in litigation between the Sponsor and its underwriter or subscribers in connection with this escrow, or in the event the Escrow Agent files its own interpleader in any court of competent jurisdiction to determine the rights of the Sponsor, its underwriter or subscribers, the Sponsor agrees to indemnify and save the Escrow Agent harmless from all loss, costs, damages, expenses, and reasonable attorneys fees suffered or incurred by the Escrow Agent as a result thereof. Escrow Agent shall be liable for its attorneys fees relating to any conflict with the Sponsor over the performance of Escrow Agent pursuant to this Agreement. The obligations of the Sponsor under this Paragraph shall be performable at the office of the Escrow Agent in McLennan County, Texas.

  Reliance of Escrow Agent: The Escrow Agent will be entitled to rely upon and will be protected in acting in reliance upon any written instructions, directions, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document or information furnished to it by any authorized agent of the Sponsor pursuant to the provisions of this Agreement which the Escrow Agent in good faith believes to be genuine and what it purports to be. The Escrow Agent is hereby authorized to rely upon the representations of the Sponsor as to its authority to execute and deliver this Agreement, notifications, receipts or instructions hereunder and as to relationships among persons, including persons authorized to receive delivery hereunder. Written notice of any succession or assignment of any interest of any party specified herein shall be given to the Escrow Agent, and shall not be effective until received by the Escrow Agent. The Escrow Agent may consult with legal counsel (payable only out of escrowed funds which the Sponsor has become entitled to receive) in the event of any dispute or question as to the construction of any of the provisions this Paragraph 8 or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

  Reliance

  Under no circumstances shall Escrow Agent be liable for any damages, general or consequential, caused, in whole or in part, by the action or inaction of the Sponsor or any of its agents or employees. Escrow Agent shall not be liable for any damage, loss, liability or delay caused by accidents, strikes, fire, flood, war, riot, acts of God or any other cause which is beyond its control.

  Funds Dedicated: The funds deposited into the Escrow Account shall be held in escrow until such time as the funds are disbursed in accordance with Paragraph 4 of the Agreement. The Sponsor is aware and understands that it is not entitled to funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Sponsor or any other entity, or be subject to the debts of the Sponsor or any other entity until disbursed in accordance with Paragraph 4.

  Interpleader: In the event of any disagreement between any of the parties to this agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, the Escrow Agent may, at its option, refuse to comply with such claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

  Indemnification: The Escrow Agent, its affiliates, and each of its officers, directors, employees, agents and attorneys (collectively, the "Indemnified Parties") shall be indemnified against and be held harmless by the Sponsor from any losses, costs, damages, expenses, claims and attorney's fees suffered or incurred by the Indemnified Parties as a result of, in connection with or arising from, or out of, but not limited to, the acts or omissions of any Indemnified Party in performance of or pursuant to this Agreement, except such acts or omissions as may result from such Indemnified Party's misconduct, negligence, or fraud.

  Notices: All notices, requests, demands or other communications with deliveries required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by national overnight delivery service, given by confirmed facsimile, or deposited for mailing by first class mail, postage prepaid, sent either registered or certified mail as follows:

    If to the investors in the Offering, to the address of each respective investor specified in the list of investors delivered to the Escrow Agent by the Sponsor.

    If to the Sponsor: Zion Oil & Gas, Inc.
    Attn:William H. Avery, VP & Treasurer
    Address: 6510 Abrams Road, Suite #300
    Dallas, TX 75231
    Phone: 214-221-4610
    Fax: 214-221-6510
    Email: bill@zionoil.com (cc: sandy@zionoil.com)

    If to the Escrow Agent: Sterling Trust Company
    Attention: Escrow Department
    Contact name: Vicky Smith
    Regular mail: PO Box 21326, Waco, TX 76702-1326
    Overnight address: 7901 Fish Pond Road, Waco, TX 76710
    Phone: 800-955-3434
    Fax: 254-741-9869
    Email: Escrow@matrixbancorp.com

  In the event the Escrow Agent is authorized or directed under the terms hereof to deliver the subject matter of the escrow, or any part thereof, to the Sponsor, such delivery shall be made by wire transfer to Sponsor's bank account pursuant to wire instructions that the Sponsor will provide in writing to the Escrow Agent.

  Holidays: Whenever under the terms of this Agreement, the performance date of any provision hereof shall fall on a holiday of the Escrow Agent, the performance thereof on the next successive business day of the Escrow Agent shall be deemed to be in full compliance with this Agreement.

  Fees: The Escrow Agent shall receive fees in accordance with the attached schedule for the administration of the Escrow Account. These fees shall be paid by the Sponsor. The Escrow Agent shall also be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with the performance of its services as Escrow Agent, including reasonable fees and disbursements of legal counsel. Such expenses will not exceed $2,500 without the prior written consent of Sponsor.

  Texas Law to Apply: This Agreement shall be construed in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in McLennan County, Texas.

  Parties Bound: This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns.

  Legal Construction: In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions shall not be affected thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

  Prior Agreements Superseded: This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter, save and except those agreements entered into contemporaneously herein and as are referred to herein.

  Headings: The headings used in this Agreement have been included only in order to make it easier to locate the subject covered by each provision and are not used in construing this Agreement.

  Counterparts: This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

  Modifications: This Agreement may not be modified or amended except by a written instrument signed by the parties hereto and referring specifically to this Agreement.

  Other Instruments: Each party shall, upon the request of the other party, execute, acknowledge and deliver any and all instruments reasonably necessary or appropriate to carry into effect the intention of the parties as expressed in this Agreement.

  Appointment of Successor Substitute Escrow Agent: Escrow Agent may resign by giving thirty (30) days written notice to the Sponsor. Sponsor may within its sole discretion terminate the appointment of Escrow Agent and appoint a successor escrow agent ("Successor Escrow Agent") in accordance with the terms of this Paragraph 23. In order to appoint a successor Escrow Agent, Sponsor shall obtain the written agreement of a Successor Escrow Agent (which shall be a corporation qualified to act as an escrow agent) to assume the obligations of Escrow Agent under the Agreement. Upon receipt of notice from the Successor Escrow Agent of its acceptance of the appointment by Sponsor as Successor Escrow Agent, Escrow Agent shall deliver to the Successor Escrow Agent all funds held in the Escrow Account to be administered by Successor Escrow Agent in accordance with its written agreement with the Sponsor. Upon such delivery, Escrow Agent shall be released from any and all liability under this Agreement, except for any liability related to its negligence, misconduct or fraud.

  U.S.A. Patriot's Act Compliance: Sponsor agrees to provide identifying documentation as required for Escrow Agent to comply with verification procedures specified in the U.S.A. Patriot's Act. Documents include, but are not limited to: 1) certified articles of incorporation, government-issued business license, partnership or trust agreement, and 2) a corporate resolution with the signature of the person signing this Agreement, and 3) a completed IRS Form W-9.

  ARBITRATION AGREEMENT: THE PARTIES AGREE THAT ALL CLAIMS AND DISPUTES OF EVERY TYPE AND MATTER WHICH MAY ARISE BETWEEN THE SPONSOR AND ESCROW AGENT, INCLUDING ANY DISPUTES REGARDING THE SCOPE OF THIS ARBITRATION AGREEMENT, SHALL BE RESOLVED BY BINDING ARBITRATION ADMINISTERED BY THE NATIONAL ARBITRATION FORUM UNDER THE CODE OF PROCEDURE THEN IN EFFECT. ANY AWARD OF THE ARBITRATOR MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING JURISDICTION. IN ANY MATTER IN WHICH THE AMOUNT IN DISPUTE EXCEEDS $100,000.00, THE ARBITRATION PROCEEDINGS SHALL TAKE PLACE IN WACO, TEXAS. IN THE EVENT A COURT HAVING JURISDICTION FINDS ANY PORTION OF THIS AGREEMENT UNENFORCEABLE, THAT PORTION SHALL NOT BE EFFECTIVE AND THE REMAINDER OF THE AGREEMENT SHALL REMAIN EFFECTIVE. INFORMATION MAY BE OBTAINED AND CLAIMS MAY BE FILED AT ANY OFFICE OF THE NATIONAL ARBITRATION FORUM,
  //www.arbitration-forum.com/">
  WWW.ARBITRATION-FORUM.COM, OR AT P.O. BOX 50191, MINNEAPOLIS, MN 55045. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTIONS 1-16.

BY SIGNING THIS AGREEMENT, THE PARTIES ARE GIVING UP ANY RIGHT THEY MIGHT HAVE TO SUE EACH OTHER IN COURT AND HAVE THEIR CASE DECIDED BY A JUDGE OR JURY.

EXECUTED THIS _______ DAY OF ____________________________, 20___.

SPONSOR: ______________________________________________________________

By: _____________________________________________________________________

(Signature)

__________________________________, ____________________________

(Printed Name) (Title)

ESCROW AGENT: Sterling Trust Company, a Texas Corporation

By: _____________________________________________________________________

(Signature)

_____________________________________, _______________________________

(Printed Name) (Title)

Escrow Fee Schedule

All legal instruments are subject to review by counsel for Sterling Trust Company prior to account acceptance. All legal expenses incurred during this review and in the duration of providing escrow services will be borne by Sponsor and not by Sterling Trust Company, up to a maximum of $2,500.

Escrow Fees:

Escrow Acceptance Fee (payable one-time upon execution of Escrow Agreement)......$ 350

Investor Set-up Fee (payable for each investor whose subscription funds are received and deposited by Escrow Agent - billing prepared during first week of each month for new investor setups completed during prior month; payment due by due date shown on monthly invoice).............................................................$ see table below

Includes set-up and maintenance of investor records.

Subscription Return Fee (payable at time of service in event escrow is unsuccessful)...$ see table below

Includes interest allocation, disbursement processing, mailing of check, and filing of IRS Form 1099.

# of Investors	Investor Set-up Fee	Subscription Return Fee
0-500	$10	$15
501-1000	$ 9	$12
1001-1500	$ 8	$ 9
1501-2000	$ 7	$ 7
2001-2500	$ 6	$ 7
2501+	$ 5	$ 7

Service Fees: All Service Fees will be billed to the Sponsor.

Outgoing wire fee .............................. $ 15

Returned check fee ........................... 25

Stop payment fee ............................. 25

Overnight delivery - standard ............. 16

Overnight delivery - priority ................ 18

Certified mail ................................... at cost

If Sterling Trust's duties are modified beyond a minimal extent, Sterling reserves the right to re-evaluate this fee schedule. Sterling Trust reserves the right to amend these charges or to charge additional fees for extraordinary or special services, provided, however, that such charges and fees are approved by Sponsor in writing before the services are undertaken.

Dated 3/11/2006

Zion Oil & Gas